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                                                                   Exhibit 23.12

                 Consent of Morgan Stanley & Co. Incorporated


                                                                    May 19, 1998

Security Capital Atlantic Incorporated
Six Piedmont Center
Suite 600
Atlanta, GA 30305

Dear Sirs:

We hereby consent to (i) the use of our opinion letter dated April 1, 1998 to the Board of Directors of Security Capital Atlantic Incorporated (the "Company") included as Annex IV to the Joint Proxy Statement/Prospectus which forms a part of the Registration Statement on Form S-4 relating to the proposed merger of the Company and Security Capital Pacific Trust and (ii) the references to such opinion in such Joint Proxy Statement/Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very Truly Yours,

MORGAN STANLEY & CO. INCORPORATED



By: /s/ Scott M. Kelley
    -----------------------------
    Scott M. Kelley
    Managing Director